UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]

FILED BY PARTY OTHER THAN THE REGISTRANT [_]

CHECK THE APPROPRIATE BOX:

[X]  Preliminary Information Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[_]  Definitive Information Statement

                          AMERICAN FIRE RETARDANT CORP.
                (Name of Registrant as Specified in its Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X]  NO FEE REQUIRED

(1)  TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

(2)  AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTIONS APPLIES:

(3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11:

(4)  PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

(5)  TOTAL FEE PAID:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  AMOUNT PREVIOUSLY PAID:

(2)  FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:

(3)  FILING PARTY:

(4)  DATE FILED:

                          AMERICAN FIRE RETARDANT CORP.
                          9316 WHEATLANDS ROAD, SUITE C
                            SANTEE, CALIFORNIA 92071
                            TELEPHONE (619) 258-3640

                               September 23, 2003

To Our Stockholders:

     The purpose of this information statement is to inform the holders of record of shares of our common stock as of the close of business on the record date, August 15, 2003, that our board of directors has recommended, and that a majority of our stockholders intend to vote in favor of a resolution which will amend our articles of incorporation to increase the number of authorized shares of our common stock from 1,800,000,000 to 9,800,000,000 shares, and to increase the number of authorized shares of our preferred stock from 200,000,000 to 500,000,000 shares. Our board of directors believes that our current capital structure is inadequate for our present and future needs.

     If the amendment is approved by a majority of the total number of shares of common stock and preferred stock issued and outstanding and entitled to vote on the matter, an amendment to our articles of incorporation will be filed by our proper officers.

     We have a consenting stockholder, Stephen F. Owens, our founder, president, and a director, who holds 35,000 shares of our common stock and 42,000,000 shares of our Series A preferred stock, who will vote in favor of the proposed resolution. Mr. Owens has the power to pass the proposed resolution without the concurrence of any of our other stockholders. Pursuant to our Amended Certificate of Designation Establishing Series A Preferred Stock, each share of our currently issued and outstanding Series A preferred stock may be converted into 10 fully paid and nonassessable shares of our common stock. On all matters submitted to a vote of the holders of the common stock, including, without limitation, the election of directors, a holder of shares of the Series A preferred stock shall be entitled to the number of votes on such matters equal to the number of shares of the Series A preferred stock held by such holder multiplied by the number of shares of the common stock each such share of the Series A preferred stock shall then be convertible. Therefore, Mr. Owens will have the power to vote 420,035,000 shares of the common stock, which number exceeds the total number of the issued and outstanding shares of the common stock on the record date.

     WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     This information statement is being mailed on or about September 23, 2003 to all stockholders of record as of August 15, 2003.

     We  appreciate  your  continued  interest  in American Fire Retardant Corp.

                                              Very truly yours,

                                              /s/  Stephen F. Owens

                                              Stephen F. Owens
                                              President

                          AMERICAN FIRE RETARDANT CORP.
                          9316 WHEATLANDS ROAD, SUITE C
                            SANTEE, CALIFORNIA 92071
                            TELEPHONE (619) 258-3640

                              INFORMATION STATEMENT

     This information statement is furnished to the holders of record at the close of business on August 15, 2003, the record date, of the outstanding common stock and Series A preferred stock of American Fire Retardant Corp., pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, in connection with an action that a holder of the majority of the votes of our stock intends to take by written consent on October 14, 2003 to vote in favor of a resolution which will amend our articles of incorporation to increase the number of authorized shares of our common stock from 1,800,000,000 to 9,800,000,000 shares, and to increase the number of authorized shares of our preferred stock from 200,000,000 to 500,000,000 shares. Our principal executive office and mailing address is 9316 Wheatlands Road, Suite C, Santee, California 92071.

     This information statement will be sent on or about September 23, 2003 to our stockholders of record on the record date who do not sign the majority written consent described herein.

                                VOTING SECURITIES

     In accordance with our bylaws, our board of directors has fixed the close of business on August 15, 2003 as the record date for determining the stockholders entitled to notice of the above noted action. The approval of the proposed resolution requires the affirmative vote of a majority of the total number of shares of our issued and outstanding capital stock as of the record date at the time the vote is taken. As of the record date, 242,901,286 shares of the common stock and 42,000,000 shares of preferred stock were issued and outstanding.

     The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of our stockholders, including the election of directors. Our common stockholders do not have cumulative voting rights. Each share of the Series A preferred stock outstanding entitles the holder to one vote on all matters brought before the preferred stockholders and also entitles the Series A preferred stockholder to 10 votes of the common stock on all matters brought before all of the stockholders. Our preferred stockholders do not have cumulative voting rights.

     The quorum necessary to conduct business of the stockholders consists of a majority of the total shares of our stock issued and outstanding as of the record date.

     We have a consenting stockholder, Stephen F. Owens, our founder, president, and a director, who holds 35,000 shares of our common stock and 42,000,000 shares of our Series A preferred stock, who will vote in favor of the proposed amendment to our articles of incorporation. Mr. Owens has the power to pass the proposed amendment without the concurrence of any of our other stockholders since, pursuant to our Amended Certificate of Designation Establishing Series A Preferred Stock, each share of our currently issued and outstanding Series A preferred stock may be converted into 10 fully paid and nonassessable shares of our common stock. Moreover, on all matters submitted to a vote of the holders of the common stock, including, without limitation, the election of directors, a holder of shares of the Series A preferred stock shall be entitled to the number of votes on such matters equal to the number of shares of the Series A preferred stock held by such holder multiplied by the number of shares of the common stock each such share of the Series A preferred stock shall then be convertible. Therefore, Mr. Owens will have the power to vote 420,035,000 shares of the common stock, which number exceeds the total number of the issued and outstanding shares of the common stock on the record date.

     ACCORDINGLY, WE ARE NOT ASKING OUR STOCKHOLDERS FOR A PROXY AND STOCKHOLDERS ARE REQUESTED NOT TO SEND A PROXY.

DISTRIBUTION AND COSTS

     We will pay all costs associated with the distribution of this information statement, including the costs of printing and mailing. In addition, we will only deliver one information statement to multiple security holders sharing an address, unless we have received contrary instructions from one or more of the security holders. Also, we will promptly deliver a separate copy of this information statement and future stockholder communication documents to any security holder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future stockholder communication documents to any security holder or holders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

     Security holders may also address future requests regarding delivery of information statements and/or annual reports by contacting us at the address noted above.

DISSENTERS' RIGHT OF APPRAISAL

     No action will be taken in connection with the proposed amendment to our articles of incorporation by our board of directors or the voting stockholders for which Nevada law, our articles of incorporation or bylaws provide a right of a stockholder to dissent and obtain appraisal of or payment for such stockholder's shares.

                      SUMMARY OF THE PROPOSED RESOLUTION TO
                       AMEND OUR ARTICLES OF INCORPORATION

     Our board of directors has adopted, subject to the approval of our stockholders, a resolution to amend our articles of incorporation, a copy of which is attached hereto as Attachment A. The following description of the
                            ------------
resolution is qualified by reference to the full text of the resolution.

     Our present capital structure authorizes 1,800,000,000 shares of common stock, par value $0.001 per share and 200,000,000 shares of preferred stock, par value $0.001 per share. The board of directors believes this capital structure is inadequate for our present and future needs. Therefore, the board has approved the amendment of our articles of incorporation to increase the authorized number of shares of common stock from 1,800,000,000 shares to 9,800,000,000 shares, and to increase the authorized number of shares of preferred stock from 200,000,000 shares to 500,000,000 shares. The board believes this capital structure more appropriately reflects our present and future needs and recommends such amendments to our stockholders for adoption.

     Neither our existing articles of incorporation nor our bylaws contain any provisions which have a material anti-takeover effect, nor do we have plans to subsequently implement any measure which would have an anti-takeover effect. However, pursuant to the Amended Certificate of Designation Establishing Series A Preferred Stock, each share of our currently issued and outstanding Series A preferred stock may be converted into 10 fully paid and nonassessable shares of our common stock. On all matters submitted to a vote of the holders of the common stock, including, without limitation, the election of directors, a holder of shares of the Series A preferred stock shall be entitled to the number of votes on such matters equal to the number of shares of the Series A preferred stock held by such holder multiplied by the number of shares of the common stock each such share of the Series A preferred stock shall then be convertible. The existence of the super voting rights with respect to the Series A preferred stock could be deemed to have an anti-takeover effect.

     The following is a summary of the material matters relating to our common stock, our preferred stock, and other matters after the adoption of the amendment to our articles of incorporation, which is attached to this information statement.

COMMON STOCK

     Presently, the holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of our stockholders, including the election of directors. Our common stockholders do not have cumulative voting rights. Subject to preferences that may be applicable to any then outstanding series of our preferred stock, holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds. In the event of the liquidation, dissolution, or winding up of American Fire Retardant Corp., the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to our stockholders after the payment of all our debts and other liabilities, subject to the prior rights of any series of our preferred stock then outstanding. The holders of our common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to our common stock.
The amendment would not alter or modify any preemptive right of holders of our common stock to acquire our shares, which is denied, or effect any change in our common stock, other than the number of authorized shares. As of the date of this information statement, our board has no plans to issue or use any of our newly authorized shares of common stock with respect to any merger or business combination.

PREFERRED STOCK

     Pursuant to our Amended Certificate of Designation Establishing Series A Preferred Stock, each share of our currently issued and outstanding Series A preferred stock may be convertible into 10 fully paid and nonassessable shares of our common stock. Moreover, on all matters submitted to a vote of the holders of the common stock, including, without limitation, the election of directors, a holder of shares of the Series A preferred stock shall be entitled to the number of votes on such matters equal to the number of shares of the Series A preferred stock held by such holder multiplied by the number of shares of the common stock each such share of the Series A preferred stock shall then be convertible.

     The issuance of additional shares of our preferred stock could decrease the amount of earnings and assets available for distribution to holders of our common stock or affect adversely the rights and powers, including voting rights, of the holders of our common stock. Likewise, any such issuance may have the effect of delaying, deferring or preventing a change in control of American Fire Retardant Corp. The holders of our Series A preferred stock have no preemptive rights or other subscription rights and there are no sinking fund provisions applicable to our Series A preferred stock. However, the Series A preferred stock does have redemption rights as specified in our Amended Certificate of Designation Establishing Series A Preferred Stock. The amendment would not alter or modify any preemptive right of holders of our preferred stock to acquire our shares, which is denied, or effect any change in our preferred stock, other than the number of authorized shares. As of the date of this information statement, our board has no plans to issue any additional preferred stock.

PURPOSE OF AUTHORIZING ADDITIONAL COMMON STOCK

     Authorizing an additional 8,000,000,000 shares of common stock would give our board of directors the express authority, without further action of the stockholders, to issue common stock from time to time as the board deems necessary. The board of directors believes it is necessary to have the ability to issue such additional shares of common stock for general corporate purposes. Potential uses of the additional authorized shares may include equity financings, issuance of options, acquisition transactions, stock dividends or distributions, without further action by the stockholders, unless such action were specifically required by applicable law or rules of any stock exchange or similar system on which our securities may then be listed.

     The proposed increase in the authorized number of shares of common stock could have a number of effects on our stockholders depending upon the exact nature and circumstances of any actual issuance of authorized but unissued shares. The increase could have an anti-takeover effect, in that the additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of American Fire Retardant Corp. more difficult. For example, additional shares could be issued by us so as to dilute the stock ownership or voting rights of persons seeking to obtain control of American Fire Retardant Corp.

     The proposed increase in the authorized shares of our common stock is not being made by us in response to any known accumulation of shares or threatened takeover. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. In addition, an issuance of additional shares by us could have an effect on the potential realizable value of a stockholder's investment.

     In the absence of a proportionate increase in our earnings and book value, an increase in the aggregate number of our outstanding shares caused by the issuance of the additional shares would dilute the earnings per share and book value per share of all outstanding shares of our common stock. If such factors were reflected in the price per share of common stock, the potential realizable value of the stockholder's investment could be adversely affected.

PURPOSE OF AUTHORIZING ADDITIONAL PREFERRED STOCK

     Authorizing the issuance of an additional 300,000,000 shares of preferred stock would give our board of directors the express authority, without further action of the stockholders, to issue preferred stock from time to time as the board deems necessary. The board of directors believes it is necessary to have the ability to issue such shares of preferred stock for general corporate purposes. Potential uses of the authorized shares may include equity financings, issuance of options, acquisition transactions, stock dividends or distributions, without further action by the stockholders, unless such action were specifically required by applicable law or rules of any stock exchange or similar system on which our securities may then be listed.

     The issuance of the shares of preferred stock could have a number of effects on our stockholders depending upon the exact nature and circumstances of any actual issuance of authorized but unissued shares. The increase could have an anti-takeover effect, in that the additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of American Fire Retardant Corp. more difficult. For example, additional shares could be issued by us so as to dilute the stock ownership or voting rights of persons seeking to obtain control of American Fire Retardant Corp. In some instances, each share of the preferred stock may be convertible into multiple shares of our common stock. Likewise, shares of our preferred stock could have voting rights equal to their converted status as common stock, with the effect being that the stockholders of the preferred stock would have the ability to control the vote of our stockholders, even though they may own less that than a majority of our issued and outstanding common stock.

     Similarly, the issuance of shares of preferred stock to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. In addition, an issuance of shares of preferred stock by us could have an effect on the potential realizable value of a stockholder's investment.

     In the absence of a proportionate increase in our earnings and book value, an increase in the aggregate number of our outstanding shares caused by the issuance of the conversion of our preferred stock into shares of our common stock would dilute the earnings per share and book value per share of all outstanding shares of our common stock. If such factors were reflected in the price per share of common stock, the potential realizable value of the stockholder's investment could be adversely affected.

     The preferred stock does not carry preemptive rights to purchase additional shares.

     The proposal with respect to preferred stock is not being made by us in response to any known accumulation of shares or threatened takeover.

VOTE REQUIRED

     The affirmative vote of a majority of the total number of shares of our issued and outstanding capital stock is required to approve the resolution to amend our articles of incorporation.

     The board of directors recommends a vote FOR approval of the resolution to amend our articles of incorporation. The proposed amendment of our articles of incorporation was approved by a vote of our directors on September 11, 2003.

     Information regarding the beneficial ownership of our common stock and Series A preferred stock by management and the board of directors is noted below.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table presents information regarding the beneficial ownership of all shares of our common stock and Series A preferred stock as of the record date, by:

- Each person who beneficially owns more than five percent of the outstanding shares of our common stock;

- Each person who beneficially owns outstanding shares of our Series A preferred stock;

-    Each of our directors;

-    Each named executive officer; and

-    All directors and officers as a group.

                                                 COMMON STOCK BENEFICIALLY   PREFERRED STOCK BENEFICIALLY
NAME AND ADDRESS OF BENEFICIAL OWNER (1)                 OWNED (2)                     OWNED (2)
----------------------------------------              ---------------               ---------------
                                                  NUMBER          PERCENT      NUMBER            PERCENT
                                                 --------         -------    -----------         -------
Stephen F. Owens (3). . . . . . . . . . . . . .   35,000           0.0144     42,000,000             100
Raoul L. Carroll (4). . . . . . . . . . . . . .      500           0.0002              0               0
Angela M. Raidl (5) . . . . . . . . . . . . . .      950           0.0004              0               0
                                                 --------         -------    -----------         -------
  All directors and officers as a group (three
persons). . . . . . . . . . . . . . . . . . . .   36,450           0.0150     42,000,000             100
                                                 ========          ======    ===========         =======

_____________
(1) Unless otherwise indicated, the address for each of these stockholders is c/o American Fire Retardant Corp., 9316 Wheatlands Road, Suite C, Santee, California 92071. Also, unless otherwise indicated, each person named in the table above has the sole voting and investment power with respect to the shares of our common and Series A preferred stock which he beneficially owns.
(2) Beneficial ownership is determined in accordance with the rules of the SEC. The total number of outstanding shares of the common stock on the record date was 242,901,286. The total number of outstanding shares of Series A preferred stock was 42,000,000.
(3) Mr. Owens is our president, chief financial officer, director and founder. He owns 35,000 shares of our common stock and 42,000,000 shares of our Series A preferred stock. Each share of our currently issued and outstanding Series A preferred stock may be converted into 10 fully paid and nonassessable shares of our common stock. Moreover, on all matters submitted to a vote of the holders of the common stock, including, without limitation, the election of directors, a holder of shares of the Series A preferred stock shall be entitled to the number of votes on such matters equal to the number of shares of the Series A preferred stock held by such holder multiplied by the number of shares of the common stock each such share of the Series A preferred stock shall then be convertible. Therefore, Mr. Owens will have the power to vote 420,035,000 shares of the common stock, which number exceeds the total number of the issued and outstanding shares of the common stock. There are no holders of our Series A preferred stock, other than Mr. Owens. Mr. Owens is the husband of Ms. Raidl and should be deemed to be a beneficial owner of her 950 shares of our common stock.
(4)  Mr. Carroll is a director and chief executive officer of our company.
(5) Ms. Raidl is a director and secretary and treasurer of our company. Ms. Raidl is the wife of Mr. Owens and should be deemed to be a beneficial owner of his common stock and preferred stock.

                      DOCUMENTS INCORPORATED BY REFERENCE

     Our Annual Report on Form 10-KSB for the year ended December 31, 2002, and Financial Information from our Quarterly Reports for the Periods Ended March 31, 2003 and June 30, 2003 are incorporated herein by reference.

                     COPIES OF ANNUAL AND QUARTERLY REPORTS

     We will furnish a copy of our Annual Report on Form 10-KSB for the year ended December 31, 2002 and a copy of our Quarterly Reports for the periods ended March 31, 2003 and June 30, 2003, which included lists briefly describing all the exhibits not contained therein. We will furnish the Annual Report and the Quarterly Reports and any exhibit referred to therein without charge to each person to whom this information statement is delivered upon written or oral request by first class mail or other equally prompt means within one business day of receipt of such request. Any request should be directed to our corporate secretary American Fire Retardant Corp., 9316 Wheatlands Road, Suite C, Santee, California 92071, telephone number (619) 258-3640.

                                      By Order of the Board of Directors,

                                      /s/ Stephen F. Owens

                                      Stephen F. Owens
                                      President

                                                                    ATTACHMENT A

                     RESOLUTIONS PROPOSING AMENDMENT TO THE
                            ARTICLES OF INCORPORATION
                        OF AMERICAN FIRE RETARDANT CORP.

     RESOLVED, that the amendment to the Company's Articles of Incorporation increasing the number of authorized shares of common stock to 9,800,000,000 shares and increasing the number of authorized shares of preferred stock to 500,000,000 shares is hereby adopted and approved in all respects; and

     RESOLVED FURTHER, that the adoption of Articles of Amendment to the Articles of Incorporation of the Company in the form attached hereto as Exhibit
                                                                        -------
A be, and hereby is, approved in all respects; and
-

     RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized, empowered and directed, for and on behalf of the Company, to take any and all actions, to perform all such acts and things, to execute, file, deliver or record in the name and on behalf of the Company, all such instruments, agreements, or other documents, and to make all such payments as they, in their judgment, or in the judgment of any one or more of them, may deem necessary, advisable or appropriate in order to carry out the transactions contemplated by the foregoing resolutions.

                                                                       EXHIBIT A
                                                                       ---------

                          ARTICLES OF AMENDMENT TO THE
                            ARTICLES OF INCORPORATION
                        OF AMERICAN FIRE RETARDANT CORP.

     Pursuant to the provision of Article 78.207 of the Nevada Revised Statutes, American Fire Retardant Corp., a Nevada corporation (the "Company"), hereby adopts the following Articles of Amendment to its Articles of Incorporation:


                                    ARTICLE I

     The name of the Company is American Fire Retardant Corp.

                                   ARTICLE II

     The following amendments to the Articles of Incorporation were adopted by the stockholders of the Company on October 14, 2003:

     Paragraph 1 of Article III, as previously amended, is hereby further amended to read in its entirety as follows:

"1.     Authorized Stock.  The total number of shares which the Company shall
        ----------------
have authority to issue is 10,300,000,000, consisting of 9,800,000,000 shares of common stock, par value $0.001 per share (the "Common Stock"), and 500,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock")."

                                   ARTICLE III

     The number of shares of the Common Stock outstanding at the time of such adoption was 242,901,286, and the number of shares of the Preferred Stock outstanding at the time of such adoption was 42,000,000.

                                   ARTICLE IV

     The number of shares of the Common Stock voted for the amendment was 35,000 and no shares of Common Stock voted against such amendment. The number of shares of the Series A Preferred Stock voted for the amendment was 42,000,000 and no shares of the Series A Preferred Stock voted against such amendment. However, each share of the Series A Preferred Stock is convertible into 10 shares of the Common Stock. The voting rights of the Series A Preferred Stock are such that each share of the Series A Preferred Stock is equal to the same number of shares of the Common Stock into which the Series A Preferred Stock may be converted. Accordingly, each share of the Series A Preferred Stock may be counted as 10 shares of the Common Stock for voting purposes. As a result, 42,000,000 shares of the Series A Preferred Stock are equal to the vote of 420,000,000 shares of the Common Stock. The vote by which the stockholders holding shares in the Company entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the Articles of Incorporation have voted in favor of the amendment is 35,000 shares of the Common Stock and 42,000,000 shares of the Series A Preferred Stock.

     IN WITNESS WHEREOF, the undersigned has duly executed this instrument on October 14, 2003.


                                            AMERICAN FIRE RETARDANT CORP.



                                            By _________________________________
                                               Stephen F. Owens, President